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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

         Name of Subsidiary                      Jurisdiction of Incorporation
         ------------------                      -----------------------------
  Logan's Roadhouse of Texas, Inc.                           Texas